PRE-PAID LEGAL SERVICES, INC.
                              321 East Main Street
                                  P. 0. Box 145
                               Ada, Oklahoma 74820


                      NOTICE OF ANNUAL SHAREHOLDERS MEETING


TO THE HOLDERS OF SHARES OF COMMON STOCK:

     The Annual Meeting of shareholders of PRE-PAID LEGAL SERVICES, INC. ("PRE-PAID") will be held in the Seminar Center at Pontotoc Area VoTech School at 601 West 33rd Street in Ada, Oklahoma, on Friday, May 24, 1996, at 1:00 p.m., local time, for the following purposes:

     1.   To elect two members to PRE-PAID's Board of Directors.

     2.   To approve the amendment and  restatement  of PRE-PAID's  Stock Option
          Plan.

     3. To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

     The Annual Meeting may be recessed from time to time and, at any reconvened meeting, action with respect to the matters specified in this notice may be taken without further notice to shareholders unless required by the bylaws.

     Shareholders of record of Common Stock at the close of business on April 19, 1996 are entitled to notice of, and to vote on all matters at, the Annual Meeting. A list of all shareholders will be available for inspection at the Annual Meeting and, during normal business hours the ten days prior thereto, at the offices of PRE-PAID, 321 East Main Street, Ada, Oklahoma.

                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              Kathryn Walden, Secretary

Ada, Oklahoma
April 29, 1996

     Please Sign The Enclosed Form Of Proxy And Return It Promptly In The Envelope Enclosed For That Purpose. You May Nevertheless Vote In Person If You Do Attend The Meeting.

                                 PROXY STATEMENT
                          PRE-PAID LEGAL SERVICES, INC.
                              321 East Main Street
                                  P. 0. Box 145
                               Ada, Oklahoma 74820


                       1996 ANNUAL MEETING OF SHAREHOLDERS


     The following information is furnished in connection with the 1996 Annual Meeting of Shareholders of PRE-PAID LEGAL SERVICES, INC. ("PRE-PAID") to be held in the Seminar Center at Pontotoc Area VoTech School at 601 West 33rd Street in Ada, Oklahoma, on Friday, May 24, 1996, at 1:00 p.m., local time. This Proxy Statement and accompanying materials will be mailed on or about April 29, 1996 to holders of record of Common Stock as of the record date.

     The record date for determining shareholders entitled to notice of the Annual Meeting and to vote has been established as the close of business on April 19, 1996. On that date, PRE-PAID had 21,154,755 shares of Common Stock, par value $.01 per share, outstanding and eligible to vote, exclusive of treasury stock. Holders of record of PRE-PAID's Common Stock on the record date will be entitled to one vote for each share held on all matters properly brought before the Annual Meeting.

     The enclosed Proxy is being solicited by the Board of Directors of PRE-PAID. All costs of soliciting proxies for the Annual Meeting will be borne by PRE-PAID. In addition to use of the mails, proxies may be solicited by telephone, telecopy or personal interview by directors, officers or other regular employees of PRE-PAID. No additional compensation will be paid to directors, officers or other regular employees for such services. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. PRE-PAID will, upon request, reimburse such persons for their reasonable expenses in forwarding proxy materials to beneficial owners.

     Any shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise by (a) giving written notice to PRE-PAID of such revocation, (b) voting in person at the Annual Meeting, or (c) executing and delivering to PRE-PAID a later dated proxy. Written revocations and later dated proxies should be sent to PRE-PAID LEGAL SERVICES, INC., P. O. Box 145, Ada, Oklahoma 74820, Attention: Kathryn Walden, Secretary.



                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

     The Board of Directors consists of six members and is divided into three classes of equal size, with the term of office of one class expiring each year. The Board of Directors has nominated and proposes that Harland C. Stonecipher and Jack Mildren, whose terms as directors expire as of the Annual Meeting, be re-elected for three-year terms as directors.

     The election of Directors will require the affirmative vote of a plurality of the shares of Common Stock voting in person or by proxy at the Annual Meeting. All proxies received by the Board of Directors of PRE-PAID will be voted, in the absence of instructions to the contrary, FOR the re-election of Harland C. Stonecipher and Jack Mildren to the Board of Directors.

     Should the nominees for re-election to the Board of Directors be unable to serve for any reason, the Board of Directors may, unless the Board by resolution provides for a lesser number of Directors, designate substitute nominees in which event all proxies received without instructions will be voted for the election of such substitute nominees. However, to the best knowledge of the Board of Directors of PRE-PAID, the named nominees will serve if elected.

         The following is certain information about each director of PRE-PAID:

      Name                     Age           Director Since         Term Expires

Harland C. Stonecipher         57                 1976                  1996

Jack Mildren                   46                 1995                  1996

Peter K. Grunebaum             62                 1980                  1998

Randy Harp                     40                 1990                  1998

Charles H. Walls               64                 1993                  1997

Kathleen S. Pinson             43                 1990                  1997


Harland C. Stonecipher
     Mr. Stonecipher has been the Chairman of the Board of Directors of PRE-PAID since its organization in 1976. Mr. Stonecipher also served as Chief Executive Officer until March 1996. Prior to 1984 and since May 1987 through January 1995, he also served as its President (except for the period from May 1989 to March
1990). Mr. Stonecipher also serves as an executive officer of various subsidiaries of PRE-PAID. Mr. Stonecipher is employed pursuant to an employment agreement which, unless sooner terminated, expires on June 30, 2003, with PRE-PAID retaining the right to extend the agreement for up to ten additional years. Mr. Stonecipher's term as a director expires at the Annual Meeting, and he has been nominated for reelection as a director..

Jack Mildren
     Mr. Mildren was named President of PRE-PAID in January 1995 and became Chief Executive Officer in March 1996. Mr. Mildren was the Lieutenant Governor of the State of Oklahoma from 1991 until January 1995. Mr. Mildren is employed pursuant to an employment agreement which, unless sooner terminated, expires on January 22, 1997. Mr. Mildren was appointed to the Board in March 1995, and his term expires at the Annual Meeting. Mr. Mildren has been nominated for reelection as a director.

Peter K. Grunebaum
     Mr.   Grunebaum  is   currently   Director  of   Corporate   Finance,   ICA
International, an investment firm headquartered in New York, New York, a position he has held since 1989.

Randy Harp
     Mr. Harp was named Chief Financial Officer in March 1990 and Chief Operating Officer in March 1996. From 1983 to July 1991, Mr. Harp was the president, treasurer, chief financial officer and a director of Ratex Resources Incorporated, a small publicly-held oil and gas exploration company in Oklahoma City, Oklahoma. Mr. Harp is a Certified Public Accountant.

Charles H. Walls
     Mr. Walls was a principal and teacher in the Rattan, Oklahoma Public School system from 1980 until his retirement in May 1992. Previously, Mr. Walls served as a Senior Vice President of Paramount Life Insurance Company of Little Rock, Arkansas.

Kathleen S. Pinson
     Ms. Pinson was named Controller of the Company in May 1989 and has been a Vice President of the Company since June 1982. Ms. Pinson has been employed by the Company since 1979 and has been the chief accounting officer since 1982. Ms. Pinson is a Certified Public Accountant.

Board Meetings and Committees

     The Board of Directors held four meetings during the year ended December 31, 1995. During such year all directors attended at least 75% of the meetings of the full Board and the committees on which they served.

     The Board of Directors has established an Executive Committee consisting of Messrs. Stonecipher, Harp and Grunebaum, a Stock Option Committee consisting of Messrs. Stonecipher and Grunebaum, and an Audit Committee, of which Mr. Grunebaum is presently the sole member. The Executive Committee may exercise all of the powers of the Board of Directors, except to the extent limited by law. The Stock Option Committee administers PRE-PAID's Stock Option Plan. The Audit Committee makes recommendations to the Board of Directors concerning the selection of and oversees PRE-PAID's independent auditors and reviews with the independent auditors the scope and results of the annual audit. The Audit Committee also monitors internal control policies. The Audit Committee held four meetings during 1995. The Board of Directors does not have standing nominating or compensation committees.

     No family relationships exist among executive officers and directors of PRE-PAID.

Compensation of Directors

     Directors who are also employees of PRE-PAID or its subsidiaries receive no additional compensation for their services as directors. Non-employee directors of PRE-PAID receive $500 per meeting attended. Prior to March 1995, non-employee directors also received for each meeting attended options to purchase 2,500 shares of the Common Stock of PRE-PAID at the closing price of the Common Stock on the date of the meeting as quoted by the American Stock Exchange. In December 1995, PRE-PAID's Stock Option Plan was amended to provide for automatic grants of options to non-employee directors. Under the Stock Option Plan as amended, each incumbent non-employee director of PRE-PAID received options to purchase 7,500 shares of Common Stock on December 12, 1995, the date of adoption by the Board of Directors of the amendments to the Stock Option Plan. In addition, the incumbent non-employee directors and any new non-employee directors will receive additional options to purchase 10,000 shares of Common Stock on March 1 of each year commencing March 1, 1996. The options granted initially to the incumbent non-employee directors are immediately exercisable. The options granted or to be granted on March 1 of each year will be immediately exercisable as to one-fourth of the shares covered by the options and will vest in additional one-fourth increments on the following June 1st, September 1st and December 1st in the year of grant, subject to continued service by the non-employee director during such periods. Options granted to non-employee directors under the Stock Option Plan have an exercise price equal to the closing price of the Common Stock on the date of grant as quoted by the American Stock Exchange and expire five years from the date of grant. Options granted to the non-employee directors under the Stock Option Plan are subject to the approval by the shareholders of PRE-PAID of the amendment and restatement of the Stock Option Plan described herein. See "Proposal Two - Amendment and Restatement of Stock Option Plan."

     The Board of Directors recommends that the shareholders vote "FOR" the re-election of Mr. Stonecipher and Mr. Mildren to the Board of Directors.

                                  PROPOSAL TWO
                 AMENDMENT AND RESTATEMENT OF STOCK OPTION PLAN

     In May 1986, the Board of Directors adopted and in July 1986 the shareholders of PRE-PAID approved the Stock Option Plan of PRE-PAID (the "Plan"). The Plan is intended to promote and advance the interests of PRE-PAID and its shareholders by providing a means for PRE-PAID to encourage stock ownership by directors, officers and employees of PRE-PAID and its subsidiaries in order to increase the proprietary interests of such persons in the growth and financial success of PRE-PAID.

     The original term of the Plan expired on December 31, 1995. However, in order to ensure that PRE-PAID continues to have appropriate equity incentive and compensation opportunities for its directors, officers and employees, the Board of Directors approved on December 12, 1995, the amendment and restatement of the Plan among other things to extend the term of the Plan for an additional 10 years. The amendments to the Plan were adopted subject to shareholder approval, and the Board of Directors has directed that the amended and restated Plan be submitted to the shareholders of PRE-PAID for their approval at the Annual Meeting.

Summary of Amendments to the Plan

     In addition to the extension of the term of the Plan, the other amendments to the Plan are intended by the Board of Directors principally to facilitate administration the Plan and compliance with applicable federal securities laws and to ensure that sufficient additional shares will be available for issuance upon exercise of options that may be granted in the future under the Plan. The principal amendments to the Plan approved by the Board of Directors are as follows:

          Extension of the term of the Plan from December 31, 1995 to December 12, 2005.

          Increase in the number of shares authorized for issuance upon exercise of options granted under the Plan from 625,000 shares to 1,000,000 shares.

          Addition of provisions for annual grants of a fixed number of options to non-employee directors of PRE-PAID in a manner intended to comply with the "formula grant" and "disinterest administration" provisions of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act").

          Reduction in the minimum number of directors required to constitute the Stock Option Committee under the Plan from three directors to two directors, as currently permitted by Rule 16b-3 in connection with requirements of such rule relating to "disinterested administration" of benefit plans.

          Removal of the requirement originally contained in the Plan that the term of any non-qualified stock option granted under the Plan be for a period of more than 10 years but not exceeding 15 years.

Description of the Plan as Amended and Restated

     The foregoing amendments to the Plan as well as the other principal features of the Plan as amended and restated are described below.

     Administration. Although the Plan may be administered by the full Board of Directors, the Board of Directors has appointed the Stock Option Committee (the "Committee") of the Board of Directors to administer the Plan in order, among other things, to facilitate compliance with the "disinterested administration" requirements of Rule 16b-3. The Plan is intended to comply with the requirements of Rule 16b-3 under the Exchange Act which provides an exemption from the short-swing profit disgorgement provisions of Section 16(b) of the Exchange Act for certain transactions under the Plan. Under Rule 16b-3 as currently in effect, grants under a plan to persons covered by Section 16(b) must be made either by a committee of two or more "disinterested" directors or pursuant to a formula that operates automatically and cannot be amended more than once in any six-month period. When the Plan was initially adopted in 1985, Rule 16b-3 had similar "disinterested" administration provisions but required a committee of at least three persons.

     The Plan as amended provides for reduction of the minimum number of directors required to constitute the Committee from three directors to two directors in order to take advantage of changes to Rule 16b-3 since the adoption of the Plan. As indicated elsewhere herein, the Committee currently consists of two directors, Messrs. Stonecipher and Grunebaum. All members of the Committee must qualify as "disinterested" persons under Rule 16b-3.

     The Committee has authority to interpret the Plan and options awarded thereunder. The Committee determines the persons who may receive option awards under the Plan and the terms and conditions of such awards, subject to the provisions of the Plan. However, to the extent necessary to satisfy the requirements of Rule 16b-3, the Committee will have no discretionary authority with respect to the proposed annual non-discretionary option awards to non-employee directors as described below. See "Description of the Plan as Amended and Restated - Option Awards to Non-Employee Directors."

     The Plan provides that no member of the Board of Directors or the Committee will be liable for any action or determination made in connection with the Plan in good faith, and that such persons will be entitled to indemnification and reimbursement in the manner provided in PRE-PAID's Certificate of Incorporation or as otherwise permitted by law.

     Shares Subject to the Plan. The maximum number of shares of Common Stock reserved for issuance under the Plan and in respect of which options may be granted pursuant to the terms of the Plan will be increased by the proposed amendment from 625,000 shares to 1,000,000 shares. These shares consist of authorized but unissued shares or treasury shares held by PRE-PAID. This number is subject to appropriate equitable adjustment in the event of any subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by PRE-PAID. In the event that any outstanding option under the Plan for any reason expires or is terminated prior to the end of the period during which options may be granted, the shares of Common Stock allocable to the unexercised portion of such option may again be subject to options granted under the Plan.

     Eligibility. Persons eligible to participate in the Plan consist of such directors, officers and employees of PRE-PAID and its subsidiaries as the Board or the Committee may determine from time to time. There is no limit to the total number of eligible persons to whom options may be granted under the Plan. The Board or the Committee will determine in accordance with the Plan the persons to whom option awards are granted, the size of any option awards and the conditions applicable thereto.

     Exercise of Options. Options may be exercised solely by the optionee during the optionee's lifetime at the rate of 20% of the number of shares covered thereby per year beginning one year from the date of grant, unless otherwise provided by the Board or Committee at the time the option is granted. After becoming exercisable, options granted under the Plan may be exercised, in whole or in part, at any time prior to the expiration or termination of the options. The exercise price of options granted under the Plan is determined by the Board or the Committee, but may not be less than the fair market value of the Common Stock on the date of grant of the option. The exercise price of options granted under the Plan must be paid upon the exercise of the option and may be paid in cash or certified check, bank draft or money order payable to the order of PRE-PAID. If so determined by the Board or the Committee, the exercise price may be paid in property or installment payments.

     Nontransferability. Options granted under the Plan are not assignable or transferable by the optionee except by will or by the laws of descent and distribution, and are exercisable during the optionee=s lifetime only by the optionee.

     Effect of Death, Termination of Employment and Retirement. If an optionee dies while employed by PRE-PAID at a time when the optionee is entitled to exercise an option granted pursuant to the Plan, then at any time or times within 12 months after the optionee's death the options may be exercised by the optionee's estate, personal representative, beneficiary or other person upon whom such right devolves by will or the laws of descent and distribution, and except as so exercised, will expire at the end of such one year period. If the optionee's employment is terminated as a result of a violation of law or for cause, the optionee's options whether or not then exercisable will terminate immediately. If the termination is for a reason other than a violation of law or for cause, the optionee will have the right to exercise his or her options at any time within 30 days after such termination, except if the termination is as a result of retirement as described below. In the event an optionee's termination of employment is as a result of retirement with the consent of PRE-PAID, the optionee will have the right to exercise his or her option within three months after retirement to the extent exercisable on the day of retirement. However, in any event, no option may be exercised after its expiration date set forth in the applicable option agreement.

     Option Awards to Non-Employee Directors. In order to retain, motivate and reward non-employee directors of PRE-PAID, the Board of Directors has proposed an amendment to the Plan which would extend participation in the Plan to non-employee directors in a manner intended to facilitate compliance with the "disinterested administration" requirements of Rule 16b-3 described above by establishing annual option awards pursuant to a formula that operates automatically and that cannot be amended more than once in any six-month period.

     Pursuant to the proposed amendments, each incumbent non-employee director received options to purchase 7,500 shares of Common Stock upon adoption of the proposed amendments by the Board of Directors in December 1995. In addition, the incumbent non-employee directors and any new non-employee directors will receive additional options to purchase 10,000 shares of Common Stock on March 1 of each year commencing March 1, 1996. No option will be awarded to a non-employee director after any date that the director ceases to be a non-employee director through acceptance of employment with PRE-PAID, removal or resignation from the Board of Directors or otherwise.

     The options granted initially to the incumbent non-employee directors in December 1995 are immediately exercisable. The options granted or to be granted on March 1 of each year will be immediately exercisable as to one-fourth of the shares covered by the options and will vest in additional one-fourth increments on the following June 1st, September 1st and December 1st in the year of grant, subject to continued service by the non-employee director as a non-employee director during such periods.

     Options granted to non-employee directors will have an exercise price per share equal to the fair market value of the Common Stock of PRE-PAID on the date of grant and will expire five years from the date of grant.

     If a non-employee director is removed from the Board of Directors for cause, options granted to the non-employee director will terminate as of the date of removal. If a non-employee director dies while serving on the Board of Directors or within any period of time during which options granted to the non-employee director are exercisable, the non-employee director's estate, personal representative, beneficiary or other person upon whom such right devolves by will or the law of descent and distribution will have the right to exercise the options at any time within 12 months after the date of death. However, in any event, no option granted to a non-employee director may be exercised after five years from the date of grant.

     Options granted to non-employee directors shall be subject to all applicable provisions of the Plan, except that to the extent required in order to comply with the provisions of Rule 16b-3 (i) neither the Board of Directors nor the Committee will have any discretionary authority to make any determination in connection with a change in control of PRE-PAID that would result in the acceleration of benefits under an option granted to a non-employee director and (ii) the provisions of the Plan described above pertaining to non-discretionary grants of options to non-employee directors may not be amended more frequently than once during any six-month period.

     Options granted to non-employee directors pursuant to the proposed non-discretionary grant provisions described above were granted under the Plan subject to approval of the proposed amendments to the Plan by the shareholders of PRE-PAID at the Annual Meeting. If the amendments are not approved by the shareholders, the options granted to the non-employee directors will be canceled. If the amendments are approved by the shareholders, the non-employee directors will nonetheless remain eligible to receive discretionary option awards on the same basis as other eligible persons under the Plan and the special provisions of the Plan relating to non-discretionary awards described above shall not affect any such discretionary awards.

     Recapitalization or Reorganization. In the event of a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares effected without receipt of consideration by PRE-PAID, the number of shares covered by each outstanding option and the price of each outstanding option will be proportionately adjusted.

     Subject to any required action by the shareholders, if PRE-PAID is a party to a merger or consolidation which does not result in a change of control of PRE-PAID, any option granted under the Plan will apply to the securities to which a holder of the number of shares of Common Stock subject to the option would have been entitled. If, however, PRE-PAID dissolves, liquidates, or is reorganized in a manner which results in a change in control of PRE-PAID, or in the event of a tender or exchange offer which results in a change in control of PRE-PAID, the Board or Committee will determine: (i) whether all or any part of the unexercised portion of any option outstanding under the Plan will terminate;
(ii) whether the options will become immediately exercisable; or (iii) whether such options may be exchanged for options covering securities of any surviving or resulting corporation, subject to the agreement of any such surviving or resulting corporation, on terms and conditions substantially similar to options under the Plan.

     Modification and Termination of the Plan. The Board of Directors may from time to time amend, alter, suspend, or discontinue the Plan or alter or amend (including any decrease of the option price by cancellation and substitution of options or otherwise) any and all options granted thereunder. However, the Board may not, without shareholder approval, alter the Plan so as to (i) materially increase the benefits accruing to participants under the Plan; (ii) materially increase the number of securities which may be issued under the Plan; or (iii) materially modify the requirements as to eligibility for participation in the Plan. Additionally, no amendment may affect any then outstanding options or unexercised portions thereof without the consent of the optionee. The Plan as amended will terminate on December 12, 2005, except with respect to awards then outstanding.

     Special Provisions Applicable to Incentive Stock Options. The Board or the Committee will determine at the time of any option grant whether such option will be an incentive stock option intended to qualify under Section 422 of the Internal Revenue Code or a nonstatutory stock option. Options granted to non-employee directors will not qualify as incentive stock options. Incentive stock options granted pursuant to the Plan will comply with all the previously mentioned provisions of the Plan modified by the following special terms and conditions:


     (i) Eligibility. Persons eligible to receive incentive stock options are employees (including officers and directors who are employees) of PRE-PAID or its subsidiaries only.

     (ii) Limitations on Aggregate Value of Shares Subject to Incentive Stock Options. The aggregate fair market value as of the date of the grant of shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year will not exceed $100,000.

     (iii) Term of Incentive Stock Options. Each Incentive stock option granted under the Plan will not be exercisable more than 10 years from the date the option is granted.

     (iv) Limitations for Certain Shareholders. Any person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of PRE-PAID or its subsidiaries may not receive an incentive stock option under the Plan, unless at the time the option is granted to such person the exercise price is at least 110% of the fair market value of the shares covered by the option and the option is not exercisable after the expiration of five years from the date of the grant.

     Federal Income Tax Consequences. An optionee receiving an option qualifying as an "incentive stock option" under Section 422 of the Internal Revenue Code will not recognize taxable income upon the grant or exercise of the option. Upon disposition of the shares acquired, the optionee will recognize a capital gain or loss based on the difference between the amount realized and the option price, assuming certain holding period requirements are satisfied and the shares are held as a capital asset. However, the alternative minimum tax may be applicable. PRE-PAID will not receive any tax deduction in connection with the grant or exercise of an incentive stock option or, assuming the holding period requirements are satisfied, sale of the shares by an optionee.

     An optionee receiving a nonstatutory stock option will not recognize taxable income on the grant of an option, but will be deemed to have received ordinary income on the exercise of an option equal in amount to the difference between the fair market value of the shares acquired as of the date of exercise and the option price. PRE-PAID will be entitled to a tax deduction at the same time in the same amount. An optionee's tax basis in the shares acquired will be equal to the fair market value of the shares as of the date of exercise for purposes of measuring any gain or loss on subsequent disposition of the shares. All options to be granted to non-employee directors will be nonstatutory stock options.

Summary of Award Activity Pursuant to the Plan

     The following table indicates as of April 1, 1996 the number of shares authorized for issuance under the Plan (including the proposed increase in the authorized number of shares), the aggregate number of shares subject to outstanding awards (net of cancellations), the number of shares issued pursuant to prior awards, and the number of shares available for future awards (including the proposed increase in the authorized number of shares):


                        Subject to Outstanding
Authorized (including       Awards (net of       Issued Pursuant to Prior    Available for Future
 proposed increase)        cancellations)(1)              Awards            Awards (including proposed
                                                                                    increase)

     1,000,000                 395,000                   90,000                     515,000

_______________________

     (1) Includes options to purchase 360,000 shares of Common Stock granted to executive officers of PRE-PAID at exercise prices ranging from $ .38 to $ 9.25 per share. The exercise price of such options are 100% of the market value of the Common Stock on the date of grant. The expiration dates of such options range from January 25, 2000 to December 23, 2005. Also includes 35,000 shares granted to non-employee directors pursuant to the non-discretionary grant provisions described above at exercise prices ranging from $ 8.13 to $ 10.38 per share and on terms otherwise consistent with those described above for non-discretionary awards to non-employee directors.

     Based on the closing price of the Common Stock as reported by the American Stock Exchange on April 1, 1996 of $ 14.75 per share, the market value of the total number of shares of Common Stock previously issued pursuant to exercise of option awards under the Plan was $1.3 million, the market value of shares underlying outstanding awards under the Plan was $5.8 million and the market value of shares available for future awards (including the proposed increase in the number of shares authorized for issuance under the Plan) was $7.6 million.

     Provided that the shareholders approve the proposed amendment and restatement of the Plan, the increased number of shares will be available for awards to all eligible participants in the Plan. Except as described above in connection with the proposed non-discretionary awards to non-employee directors, the Committee has not at this time considered or approved any future awards under the Plan, and, as a result, the identity of future award recipients and the size and terms of future awards are not known at this time.

Consequences of Non-Approval

     If the proposed amendment and restatement of the Plan is not approved by the shareholders, the Plan will expire and no further awards will be made pursuant to the Plan. In addition, option awards to non-employee directors pursuant to the non-discretionary award provisions described above and any other option awards granted under the Plan subject to shareholder approval after the expiration of the initial term of the Plan on December 31, 1995 will be canceled.

     The Board of Directors recommends that the shareholders for "FOR" the proposed amendment and restatement of the Stock Option Plan.


                                     VOTING

     Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting. The affirmative vote of the holders of a majority of the shares of Common Stock which are present in person or represented by proxy at the Annual Meeting is required to approve the amendment and restatement of the Stock Option Plan. All other matters properly brought before the Annual Meeting will be decided by a majority of the votes cast on the matter, unless otherwise required by law.

     Shares represented by proxies which are marked "withhold authority" with respect to the election of any one or more nominees for election as directors and proxies which are marked "abstain" on the proposal to approve the amendment and restatement of the Stock Option Plan will be counted for the purpose of determining the number of shares represented by proxy at the meeting. As a result, proxies marked "abstain" with regard to the approval of the amendment and restatement of the Stock Option Plan will have the same effect as if the shares represented thereby were voted against approval. However, because directors are elected by a plurality rather than a majority of the shares present in person or represented by proxy at the Annual Meeting, proxies marked "withhold authority" with respect to any one or more nominee will not affect the outcome of the nominee's election unless the nominee receives no affirmative votes or unless other candidates are nominated for election as directors.

     Shares represented by limited proxies will be treated as represented at the meeting only as to such matter or matters for which authority is granted in the limited proxy. Shares represented by proxies returned by brokers where the brokers' discretionary authority is limited by stock exchange rules will be treated as represented at the Annual Meeting only as to such matter or matters voted on in the proxies.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     On August 9, 1994, PRE-PAID dismissed Price Waterhouse LLP as its independent accountants. The reports of Price Waterhouse LLP with respect to PRE-PAID's financial statements for the fiscal years ended December 31, 1992 and December 31, 1993 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. The Audit Committee participated in and approved the decision to change independent accountants.

     During the fiscal years ended December 31, 1992 and December 31, 1993 and through August 9, 1994, there were no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Price Waterhouse LLP would have caused them to make reference thereto in their reports on the financial statements of PRE-PAID.

     PRE-PAID engaged Deloitte & Touche LLP as its new independent accountants as of September 1, 1994. Deloitte & Touche LLP served as PRE-PAID's independent accountants for the fiscal year ended December 31, 1995 and has been appointed by the Board of Directors of PRE-PAID as independent auditors for PRE-PAID and its subsidiaries for 1996. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                                  ANNUAL REPORT

     PRE-PAID's Annual Report to Shareholders for the fiscal year ended December 31, 1995, including audited financial statements, accompanies this Proxy
Statement. Except as otherwise indicated herein, the Annual Report is not incorporated by reference into this Proxy Statement or deemed to be a part of the materials for the solicitation of proxies.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     Certain information required to be included herein pursuant to Items 6 through 8 of Schedule 14A under the Securities Exchange Act of 1934 with respect to the security ownership of certain beneficial owners and management, the compensation of PRE-PAID's executive officers, and certain transactions between PRE-PAID and its executive officers or directors is incorporated herein by reference to Items 9 through 12 of PRE-PAID's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995 contained in the Annual Report to Shareholders which accompanies this Proxy Statement.

                            PROPOSALS OF SHAREHOLDERS

     The Board of Directors of PRE-PAID will consider proposals of shareholders intended to be presented for action at the 1997 Annual Meeting of Shareholders. According to the rules of the Securities and Exchange Commission, for a shareholder proposal to be included in PRE-PAID's proxy statement relating to the 1997 Annual Meeting, a written proposal complying with the requirements established by the Securities and Exchange Commission must be received at PRE-PAID's principal executive offices, P. O. Box 145, Ada, Oklahoma 74821-0145, no later than December 31, 1996.

                                  OTHER MATTERS

     The Board of Directors of PRE-PAID does not know of any other matters to be presented for actions at the Meeting other than those listed in the Notice of Meeting and referred to herein. If any other matters properly come before the Meeting or any adjournment thereof, it is intended that the proxy solicited hereby be voted in respect thereof, in accordance with the recommendations of the Board of Directors of PRE-PAID.